3.3

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 12 2000

No. C8551-98

Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Thomas Faul and John Munro certify that:

1. Thomas Faul is the President and John Munro is the Secretary of BECK & CO., a Nevada corporation;

2. The Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

I

"The name of this corporation is "GREENVOLT POWER CORP."

3. The original Articles of Incorporation of BECK & CO. were filed with the Secretary of State and with the County Clerk on April 15, 1998.

5. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

6. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section NRS 78.390, Chapter 78 - Private Corporations, of the laws of the State of Nevada. 11,378.940 shares, representing a majority of the outstanding shares of the corporation, voted in favor of the amendment.

I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: August 29, 2000

Thomas Faul
President

John Munro
Secretary

09/08/2000 09:16A 0NN95 FY81-080-15419

Canada
Prov ~~State~~ of Ontario)
)
County of Simcoe)

On August 29/00 before me, the undersigned, a Notary Public in and for said state, personally appeared Thomas Faul, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

(seal)

Notary Public

PROVINCE ~~State~~ of ONTARIO)
)
County of YORK REGION)

On AUGUST 30/00 before me, the undersigned, a Notary Public in and for said state, personally appeared John Munro, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

(seal)

Notary Public